As filed with the Securities and Exchange Commission on September 19, 2012
Registration No. 333-183780

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Cheniere Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	20-5913059
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Milam Street, Suite 800 Houston, Texas 77002 (713) 375-5000	Meg A. Gentle Senior Vice President & Chief Financial Officer Cheniere Energy Partners GP, LLC 700 Milam Street, Suite 800 Houston, Texas 77002 (713) 375-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Meredith S. Mouer
Scott L. Olson
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(3)
Common Units (1)
Partnership Securities
Debt Securities
Warrants
Rights
Total			$3,000,000,000	$343,800

(1)
An indeterminate aggregate amount or number of securities of each class is being registered hereunder, as may from time to time be offered, at indeterminate prices, with an aggregate initial offering price not to exceed $3,000,000,000. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The indeterminate aggregate amount or number also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.

(2)	Information is not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(3)
The proposed maximum aggregate price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In connection with the original filing of the registration statement on September 7, 2012, the registrant paid $328,570 of the filing fee, with the remaining $15,230 paid in connection with this filing. The registrant is no longer carrying forward into this registration statement pursuant to Rule 415(a)(6) securities that remain unsold under the registrant's registration statement on Form S-3 (File No. 333-168942) initially filed by the registrant on August 19, 2010.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The purpose of this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-183780) of Cheniere Energy Partners, L.P. (the “Partnership”) is to remove the carry forward of securities from the existing Registration Statement on Form S-3 (File No. 333-168942) and pay an additional filing fee as a result thereof.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities being registered hereby. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$343,800
Printing and engraving expenses	50,000
Legal fees and expenses	100,000
Trustee fees and expenses	30,000
Accounting fees and expenses	30,000
Miscellaneous	10,800
Total	$564,600
Item 15. Indemnification of Directors and Officers.
The section of the prospectus entitled “The Partnership Agreement-Indemnification” discloses that Cheniere Energy Partners will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.
Cheniere Energy Partners GP, LLC has also entered into indemnification agreements with all of its directors and elected officers. The indemnification agreements provide that Cheniere Energy Partners GP, LLC will indemnify these officers and directors to the fullest extent permitted by its certificate of formation, amended and restated limited liability company agreement, and applicable law. The indemnification agreements also provide that these officers and directors will be entitled to the advancement of fees as permitted by applicable law and sets out the procedures required under the agreements for determining entitlement to and obtaining indemnification and expense advancement.
Cheniere Energy Partners GP, LLC maintains insurance policies that provide coverage to its directors and officers against certain liabilities.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits.
(a) Exhibits

Exhibit No.	Exhibit
*1.1	Form of Underwriting Agreement for each of the securities registered hereby.
***4.1
Certificate of Limited Partnership of Cheniere Energy Partners, L.P. (Incorporated by reference to Exhibit 3.1 to Cheniere Energy Partners, L.P.'s Registration Statement on Form S-1 (SEC File No. 333-139572), filed on December 21, 2006)

***4.2
Third Amended and Restated Agreement of Limited Partnership of Cheniere Energy Partners, L.P. (Incorporated by reference to Exhibit 3.1 to Cheniere Energy Partners, L.P.'s Current Report on Form 8-K (SEC File No. 001-33366), filed on August 9, 2012)

Exhibit No.	Exhibit
***4.3
Certificate of Formation of Cheniere Energy Partners GP, LLC. (Incorporated by reference to Exhibit 3.3 to Cheniere Energy Partners, L.P.'s Registration Statement on Form S-1 (SEC File No. 333-139572), filed on December 21, 2006)

***4.4
Third Amended and Restated Limited Liability Company Agreement of Cheniere Energy Partners GP, LLC. (Incorporated by reference to Exhibit 3.1 to Cheniere Energy Partners, L.P.'s Quarterly Report on Form 10-Q (SEC File No. 001-33366), filed on August 9, 2012)

***4.5
Indenture, dated as of November 9, 2006, between Sabine Pass LNG, L.P., as issuer, and The Bank of New York, as trustee. (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K (SEC File No. 001-16383), filed on November 16, 2006)

***4.6	Form of 7.25% Senior Secured Note due 2013 (Included as Exhibit A1 to Exhibit 4.5 above)
***4.7	Form of 7.50% Senior Secured Note due 2016 (Included as Exhibit A1 to Exhibit 4.5 above)
***4.8	Form of common unit certificate. (Incorporated by reference to Exhibit A to Exhibit 4.4 above)
**4.9	Form of Senior Indenture (including form of senior debt security).
**4.10	Form of Subordinated Indenture (including form of subordinated debt security).
*4.11	Form of Warrant Agreement (including form of warrant certificate).
*4.12	Form of Rights Agreement (including form of right certificate).
**5.1	Opinion of Andrews Kurth LLP regarding legality of securities to be registered.
**8.1	Opinion of Andrews Kurth LLP regarding tax matters.
**23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
**23.2	Consent of Ernst & Young LLP.
**24.1	Power of Attorney (included on signature pages).
**25.1	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the senior debt securities.
**25.2	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the subordinated debt securities.
________________

*	To be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.

**	Previously filed.
*** Incorporated by reference.

Item 17. Undertakings.
A.    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
D.     The undersigned registrant hereby undertakes:
(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
E.    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of subsection 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of such Act.
F.    The registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with Cheniere Energy Partners GP, LLC or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to Cheniere Energy Partners GP, LLC or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.
G.    The registrant undertakes to provide to the limited partners the financial statements required by Form 10‑K for the first full fiscal year of operations of the partnership.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on September 19, 2012.

Cheniere Energy Partners, L.P.

By:	Cheniere Energy Partners GP, LLC, its general partner

By:	/s/ Meg A. Gentle
Meg A. Gentle Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	Chief Executive Officer & Chairman of the Board	September 19, 2012
Charif Souki	(Principal Executive Officer)

/s/ *	President and Chief Operating Officer, Director	September 19, 2012
R. Keith Teague	(Principal Operating Officer)

/s/ Meg A. Gentle	Senior Vice President & Chief Financial Officer, Director	September 19, 2012
Meg A. Gentle	(Principal Financial Officer)

/s/ Jerry D. Smith	Chief Accounting Officer	September 19, 2012
Jerry D. Smith	(Principal Accounting Officer)

/s/ *	Director	September 19, 2012
Michael E. Bock

/s/ *	Director	September 19, 2012
David I. Foley

/s/ *	Director	September 19, 2012
Sean T. Klimczak

/s/ *	Director	September 19, 2012
Lon McCain

	Director	September 19, 2012
James R. Ball

	Director	September 19, 2012
H. Davis Thames

	Director	September 19, 2012
Oliver G. Richard, III

*By: /s/ Meg A. Gentle
Meg A. Gentle Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit
*1.1	Form of Underwriting Agreement for each of the securities registered hereby.
***4.1
Certificate of Limited Partnership of Cheniere Energy Partners, L.P. (Incorporated by reference to Exhibit 3.1 to Cheniere Energy Partners, L.P.'s Registration Statement on Form S-1 (SEC File No. 333-139572), filed on December 21, 2006)

***4.2
Third Amended and Restated Agreement of Limited Partnership of Cheniere Energy Partners, L.P. (Incorporated by reference to Exhibit 3.1 to Cheniere Energy Partners, L.P.'s Current Report on Form 8-K (SEC File No. 001-33366), filed on August 9, 2012)

***4.3
Certificate of Formation of Cheniere Energy Partners GP, LLC. (Incorporated by reference to Exhibit 3.3 to Cheniere Energy Partners, L.P.'s Registration Statement on Form S-1 (SEC File No. 333-139572), filed on December 21, 2006)

***4.4
Third Amended and Restated Limited Liability Company Agreement of Cheniere Energy Partners GP, LLC. (Incorporated by reference to Exhibit 3.1 to Cheniere Energy Partners, L.P.'s Quarterly Report on Form 10-Q (SEC File No. 001-33366), filed on August 9, 2012)

***4.5
Indenture, dated as of November 9, 2006, between Sabine Pass LNG, L.P., as issuer, and The Bank of New York, as trustee. (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K (SEC File No. 001-16383), filed on November 16, 2006)

***4.6	Form of 7.25% Senior Secured Note due 2013 (Included as Exhibit A1 to Exhibit 4.5 above)
***4.7	Form of 7.50% Senior Secured Note due 2016 (Included as Exhibit A1 to Exhibit 4.5 above)
***4.8	Form of common unit certificate. (Incorporated by reference to Exhibit A to Exhibit 4.4 above)
**4.9	Form of Senior Indenture (including form of senior debt security).
**4.10	Form of Subordinated Indenture (including form of subordinated debt security).
*4.11	Form of Warrant Agreement (including form of warrant certificate).
*4.12	Form of Rights Agreement (including form of right certificate).
**5.1	Opinion of Andrews Kurth LLP regarding legality of securities to be registered.
**8.1	Opinion of Andrews Kurth LLP regarding tax matters.
**23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
**23.2	Consent of Ernst & Young LLP.
**24.1	Power of Attorney (included on signature pages).
**25.1	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the senior debt securities.
**25.2	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the subordinated debt securities.
________________

*	To be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.

**	Previously filed.
*** Incorporated by reference.